Exhibit 10.3

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (“Amendment”), dated as of September 29, 2009, is entered into by and between PFGI Capital Corporation (“PFGI”) and National City Bank, as successor-by-merger to The Provident Bank (“NCB”).

WHEREAS, PFGI and NCB are parties to that certain Management Agreement (the “Management Agreement”), dated as of June     , 2002, pursuant to which NCB provides certain management services to PFGI; and

WHEREAS, the parties desire to amend the Management Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby acknowledge and agree as follows:

1. Amendment. Effective on the date hereof, the first two sentences of Section 3 of the Management Agreement are hereby amended and restated in their entirety as follows:

“As compensation for the performance of Manager’s duties and obligations under this Agreement, Manager shall be entitled to receive a management fee equal to $300,000 per annum. Such management fee shall be payable in twelve equal monthly installments of $25,000 each on the 15th day of each month, or on the first Business Day immediately thereafter if the 15th day in any month is not a Business Day, for the preceding calendar month.”

2. No Other Changes. Except as expressly set forth herein, the terms and conditions of the Management Agreement shall remain in full force and effect.

3. Further Assurances. Each party agrees to take all actions reasonably requested by the other party to effectuate the transactions contemplated by this Amendment.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without respect to principles regarding conflicts of law, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts and may be executed by facsimile. Each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one Amendment.

IN WITNESS WHEREOF, on the date first above written, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized.

PFGI CAPITAL CORPORATION

By:	/s/ Thomas Richlovsky
Name: Thomas Richlovsky
Title: President

NATIONAL CITY BANK

By:	/s/ Randall C. King
Name: Randall C. King
Title: Senior Vice President